SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|	Preliminary Proxy Statement
|_|	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|	Definitive Proxy Statement
|_|	Definitive Additional Materials
|_|	Soliciting Material Pursuant to Rule 14a-12
Staples, Inc. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
|X|	No fee required.

|_|	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

|_|	Fee paid previously with preliminary materials.

|_|	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

STAPLES, INC.
500 Staples Drive
Framingham, Massachusetts 01702

Notice of Annual Meeting of Stockholders to be Held
on June 9, 2003

     The Annual Meeting of Stockholders of Staples, Inc. will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on June 9, 2003 at 4:00 p.m., local time, to consider and act upon the following matters:

(1)	To elect five Class 3 Directors to serve for a three-year term expiring at the 2006 Annual Meeting of Stockholders.
(2)	To approve Staples’ Executive Officer Incentive Plan.
(3)	To ratify the selection of Ernst & Young LLP as Staples’ independent auditors for the current fiscal year.
(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 11, 2003 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books will remain open.

By Order of the Board of Directors, Jack A. VanWoerkom, Secretary

Framingham, Massachusetts
May 5, 2003

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE QUESTIONS AND ANSWERS BEGINNING ON THE FIRST PAGE OF THIS PROXY STATEMENT AND THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

“STREET NAME” HOLDERS WHO PLAN TO ATTEND THE MEETING WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.

STAPLES, INC.
500 Staples Drive
Framingham, Massachusetts 01702

PROXY STATEMENT
For the Annual Meeting of Stockholders on June 9, 2003

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Staples, Inc. (“We”, “Staples” or the “Company”) for use at the Annual Meeting of Stockholders to be held on June 9, 2003 beginning at 4:00 p.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and at any adjournment or postponement of that meeting. An annual report, consisting of our Annual Report on Form 10-K for the fiscal year ended February 1, 2003 and other information required by the rules of the Securities and Exchange Commission, is being mailed to stockholders, along with these proxy materials, on or about May 5, 2003.

     A copy of our Annual Report on Form 10-K for the fiscal year ended February 1, 2003 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Staples, Inc., Attention: Corporate Secretary, 500 Staples Drive, Framingham, MA 01702, telephone: (508) 253-5000.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

     At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of Directors, approval of our Executive Officer Incentive Plan, ratification of our independent auditors and consideration of such other business as may properly come before the meeting.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, April 11, 2003, are entitled to receive notice of the Annual Meeting and to vote their shares of Staples common stock at the meeting, or any postponement or adjournment of the meeting. Holders of Staples common stock are entitled to one vote per share.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in “street name” (through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Staples common stock outstanding on the record date will constitute a quorum, permitting business to be conducted at the meeting. As of the record date, 474,416,716 shares of Staples common stock were outstanding and entitled to vote. Proxies that are received and marked as withholding authority, abstentions, and broker non-votes will be included in the calculation of the number of shares considered to be represented at the meeting.

How do I vote?

     If you complete, sign and return the accompanying proxy card, it will be voted as you direct. If no choice is specified on a signed proxy card, the persons named as proxies will vote in favor of the matters to be voted upon. If you are a stockholder as of the record date and attend the meeting, you may personally deliver your completed proxy card or vote in person at the meeting.

Can I submit a proxy by the Internet or by telephone?

     If you are a registered stockholder (i.e., you hold your stock in your own name), you may submit a proxy by the Internet by following the instructions at http://www.eproxy.com/spls or by telephone by calling 1-800-435-6710. If your shares are held in “street name”, you will need to contact your broker or other nominee to determine whether you will be able to submit a proxy by the Internet or by telephone.

Can I change my proxy after I return my proxy card?

     Yes. Any proxy may be revoked by a stockholder at any time before it is exercised at the Annual Meeting by delivering to our Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.

What is the vote required to approve each matter?

     Election of Directors — The affirmative vote of the holders of a plurality of the shares of Staples common stock voting on the matter is required for the election of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more Directors will not be counted as a vote cast on such matter, although it will be counted for purposes of determining whether there is a quorum.

     Executive Officer Incentive Plan — The affirmative vote of the holders of a majority of the shares of Staples common stock voting on the matter is required for the approval of the Executive Officer Incentive Plan. A properly executed proxy marked “ABSTAIN” will not be counted as a vote cast on such matter, although it will be counted for purposes of determining whether there is a quorum.

     Independent Auditors — The affirmative vote of the holders of a majority of the shares of Staples common stock voting on the matter is required for the ratification of the selection of Ernst & Young LLP as our independent auditors for the current fiscal year. A properly executed proxy marked “ABSTAIN” will not be counted as a vote cast on such matter, although it will be counted for purposes of determining whether there is a quorum.

Are there other matters to be voted on at the meeting?

     The Board of Directors does not know of any other matters which may come before the meeting. If any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their best judgment.

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO SUBMIT YOUR PROXY. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Other Matters

     All costs of solicitation of proxies will be borne by us. We may engage Mellon Investor Services L.L.C. to perform certain ministerial services in connection with the proxy solicitation process at a cost anticipated not to exceed $12,500. In addition to solicitations by mail, our Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, electronic communication and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their related out-of-pocket expenses.

     Stockholders who intend to present stockholder proposals at the 2004 Annual Meeting of Stockholders (the “2004 Annual Meeting”) and desire to include such proposals in our proxy materials relating to that meeting should contact the Corporate Secretary at 500 Staples Drive, Framingham, MA 01702. Such stockholder proposals must be received at our principal corporate offices in Framingham, Massachusetts at the address set forth in the preceding sentence not later than January 6, 2004 and must be in compliance with applicable laws and Rule 14a-8 under the Securities Exchange Act of 1934 in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

     If a stockholder wishes to present a proposal at our 2003 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement for such meeting, the stockholder must give advance notice to us by May 15, 2003, in accordance with our By-laws. If a stockholder gives notice of such a proposal after the May 15, 2003 deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. If a stockholder wishes to present a proposal at our 2004 Annual Meeting and the proposal is not intended to be included in our proxy statement for such meeting, the stockholder must give advance notice to us in accordance with our By-laws, as further described below. If a stockholder gives notice of such a proposal after the applicable deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. For the 2004 Annual Meeting, our Corporate Secretary generally must receive such a notice at the address noted above not less than 60 nor more than 90 days prior to the 2004 Annual Meeting; provided that, in the event that less than 70 days’ notice or prior public disclosure is given or made, our By-laws provide that notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the 2004 Annual Meeting is mailed or such public disclosure is made, whichever occurs first.

     As of the date of this proxy statement, the Board of Directors does not know of any other matters which may come before the Annual Meeting. Should any other matter requiring a vote of the stockholders arise and be properly presented at the Annual Meeting, the proxy included with this proxy statement confers upon the persons named in the proxy and designated to vote the shares discretionary authority to vote, or otherwise act, with respect to any such matter, in accordance with their best judgment.

Householding of Annual Meeting Materials

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you write or call the Corporate Secretary at the following address or phone number: 500 Staples Drive, Framingham, Massachusetts 01702, telephone (508) 253-5000. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Beneficial Ownership of Common Stock

     The following table sets forth the beneficial ownership of our common stock as of March 19, 2003 (i) by each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock, (ii) by each Director and nominee for Director, (iii) by each of the Senior Executives named in the Summary Compensation Table set forth under the caption “Executive Compensation” below, and (iv) by all current Directors, nominees for Directors and executive officers as a group:

Name of beneficial owner	Number of shares beneficially owned (1)		Shares acquirable within 60 days (2)	Percentage of common stock beneficially owned (3)

5% Stockholders
FMR Corp	52,570,843	(4)	—	11.09%
82 Devonshire Street
Boston, MA 02109
Deutsche Bank AG	26,886,121	(5)	—	5.67%
Taunusanlage 12, D-60325
Frankfurt am Main
Federal Republic of Germany
Directors, Nominees for Director and Senior
Executives
Thomas G. Stemberg	2,791,208	(6)	3,692,835	1.36%
Ronald L. Sargent	543,549		2,960,363	*
Rowland T. Moriarty	313,201	(7)	98,437	*
Martin Trust	239,314	(8)	98,437	*
Robert C. Nakasone	213,205	(9)	136,405	*
Basil L. Anderson	113,953		256,333	*
Mary Elizabeth Burton	47,000		98,437	*
James L. Moody, Jr	39,555		91,125	*
Paul F. Walsh	29,165	(10)	136,405	*
George J. Mitchell	30,607		38,250	*
Arthur M. Blank	800		5,250	*
Brenda C. Barnes	—		—	—
Richard J. Currie	—		—	—
Joseph S. Vassalluzzo	291,852		1,252,262	*
John J. Mahoney	270,761		1,291,557	*
All current Directors, nominees for Director and
executive officers as a group (18 persons)	5,203,179		10,788,841	3.30%

*	Less than 1%
(1)	Each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares indicated, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. Does not reflect the number of shares issuable upon the exercise of stock options available on March 19, 2003 or within 60 days thereafter.

(2)	Reflects the number of shares issuable upon the exercise of stock options available on March 19, 2003 or within 60 days thereafter.
(3)	Number of shares deemed outstanding includes 473,991,162 shares of Staples common stock outstanding as of March 19, 2003 and any options for shares that are exercisable by such beneficial owner within 60 days after March 19, 2003.

(4)	Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. (“FMR”) and an investment adviser, is the beneficial owner of 50,374,008 shares as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d, Chairman of FMR (“ECJ”), FMR, through its control of Fidelity, and the Fidelity Funds each has sole power to dispose of the 50,374,008 shares owned by the Fidelity Funds. Neither FMR nor ECJ has sole power to vote or to direct the voting of the shares owned by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. Fidelity Management Trust Company (“FMTC”), a wholly owned subsidiary of FMR and a bank, is the beneficial owner of 1,430,358 shares as a result of its serving as investment manager of the institutional account(s). ECJ and FMR, through its control of FMTC, each has sole dispositive power over the 1,430,358 shares and sole power to vote or to direct the voting of 1,341,508 of the shares, and no power to vote or to direct the voting of 88,850 of the shares owned by the institutional account(s) described in the immediately preceding sentence. Strategic Advisers, Inc. (“SA”), a wholly owned subsidiary of FMR and an investment adviser, is the beneficial owner of 4,185 shares. SA does not have sole power to vote or to direct the voting of the 4,185 shares held for its clients, and has sole dispositive power over such shares. Geode Capital Management, LLC (“GCM”), an investment adviser and a wholly owned subsidiary of Fidelity Investors III Limited Partnership (“FILP”), is the beneficial owner of 21,633 shares. Fidelity Investors Management, LLC (“FIML”) is the general partner and investment manager of FILP. The managers of GCM, the members of FIML and the limited partners of FILP are stockholders and employees of FMR. Fidelity International Limited (“FIL”), a Bermudan joint stock company and an investment adviser, is the beneficial owner of 740,659 shares. FIL has sole power to vote and sole power to dispose of these 740,659 shares. Formerly a majority-owned subsidiary of Fidelity, FIL currently operates as an entity independent of FMR and Fidelity. A partnership controlled by ECJ and members of his family owns shares of FIL voting stock and ECJ is Chairman of FIL. Members of the ECJ family are the predominant owners of Class B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. ECJ owns 12.0% and Abigail Johnson, a Director of FMR, owns 24.5% of the aggregate outstanding voting stock of FMR. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. This is based on FMR’s Schedule 13G filed with the Securities and Exchange Commission as of February 14, 2003.

(5)	This reflects the securities beneficially owned by the Private Clients and Asset Management business group (“PCAM”) of Deutsche Bank AG and its subsidiaries and affiliates (collectively, “DBAG”). This does not reflect securities, if any, beneficially owned by any other business group of DBAG. Consistent with Rule13d-4 under the Securities Exchange Act of 1934 (“Act”), this shall not be construed as an admission that PCAM is, for purposes of Section 13(d) under the Act, the beneficial owner of any of the securities. This is based on Deutsche Bank AG’s Schedule 13G filed with the Securities and Exchange Commission as of February 14, 2003.

(6)	Includes 66,857 shares owned by Thomas G. Stemberg 2002 Trust; 200,000 shares owned by Thomas G. Stemberg 2002 Trust #2; and 4,947 shares owned by Mr. Stemberg’s wife.
(7)	Includes 54,480 shares owned by Mr. Moriarty’s children and 5,000 shares owned by Cubex Money Purchase Plan and Trust, a retirement fund established for Mr. Moriarty’s benefit.
(8)	Includes 17,083 shares owned by Mr. Trust’s wife; 24,136 shares owned by 1999 MTDT Descendants’ Trust; and 187,895 shares owned by M. Trust 2002 Irrevocable Trust.
(9)	Includes 164,005 shares owned by Robert C. Nakasone Trust and 40,000 shares owned by The Nakasone Charitable Trust.
(10)	Includes 165 shares held by Paul F. Walsh, IRA.

PROPOSAL 1 — ELECTION OF DIRECTORS

     Our Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms (in all cases subject to the election and qualification of their successors or to the earlier of their death, resignation or removal). The persons named in the enclosed proxy will, upon receipt of a properly executed proxy, vote to elect Basil L. Anderson, George J. Mitchell, Robert C. Nakasone, Ronald L. Sargent and Thomas G. Stemberg as Class 3 Directors for a term expiring at the 2006 Annual Meeting, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a Staples Class 3 Director whose term expires at the 2003 Annual Meeting. All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors

     Set forth below are the names and certain information with respect to each of the nominees to serve as a Director of Staples.

Nominees to Serve as Directors for a Three-Year Term Expiring at the 2006 Annual Meeting
(Class 3 Directors)

Served as a Director Since

Basil L. Anderson, age 58	1997
A Vice Chairman of Staples since September 2001. Prior to joining Staples, Mr. Anderson served as Executive Vice President — Finance and Chief Financial Officer of Campbell Soup Company from April 1996 to April 2000. Prior to joining Campbell Soup, Mr. Anderson was with Scott Paper Company where he served in a variety of capacities beginning in 1975, including Vice President and Chief Financial Officer from February 1993 to December 1995. Mr. Anderson is also a Director of Hasbro, Inc.

George J. Mitchell, age 69	September 1998
Partner at the law firm of Piper Rudnick since October 2002, when Piper Rudnick merged with Verner, Liipfert, Bernhard, McPherson and Hand where Senator Mitchell had been Special Counsel from 1995 to October 2002. Appointed to the United States Senate in 1980, Senator Mitchell served until he left the Senate in 1995 as Majority Leader, a position he had held since January 1989. Senator Mitchell is also a Director of The Walt Disney Company, FedEx Corporation and Starwood Hotels & Resorts, Inc.

Robert C. Nakasone, age 55	1986
Chief Executive Officer of NAK Enterprises, L.L.C., an investment and consulting company, since January 2000. Prior to that, he served as Chief Executive Officer of Toys “R” Us, Inc., a retail store chain, from February 1998 to September 1999. Previously, Mr. Nakasone served in other positions with Toys “R” Us, including President and Chief Operating Officer from January 1994 to February 1998 and Vice Chairman and President of Worldwide Toy Stores from January 1989 to January 1994. Mr. Nakasone is also a Director of eFunds Corporation.

Served as a Director Since

Ronald L. Sargent, age 47	December
President and Chief Executive Officer of Staples since February 2002. Prior to that, he served in various capacities since joining Staples in March 1989, including President and Chief Operating Officer of Staples from November 1998 to February 2002, President — North American Operations from October 1997 to November 1998, and President — Staples Contract & Commercial from June 1994 to October 1997. Mr. Sargent is also a Director of Yankee Candle Corporation and Aramark Corporation.	1999

Thomas G. Stemberg, age 54	1986
Chairman of the Board of Directors of Staples since February 1988 and an executive officer of Staples with the title of Chairman since February 2002. Mr. Stemberg founded Staples and was Chief Executive Officer of Staples from January 1986 to February 2002. Mr. Stemberg is also a Director of PETsMART, Inc., Polycom, Inc. and The NASDAQ Stock Market, Inc.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

PROPOSAL 2 — APPROVAL OF EXECUTIVE OFFICER INCENTIVE PLAN

     In March 2003, our Board of Directors adopted, subject to approval of our stockholders, the Executive Officer Incentive Plan (the “Incentive Plan”). The Incentive Plan, which is similar to executive bonus plans adopted by our Board of Directors in prior years, provides for the payment of annual cash bonus awards to our executive officers based on our performance or the performance of our business units against specific performance criteria established for that year. The Board of Directors believes that the Incentive Plan is in the best interests of Staples and our stockholders because it will help align the interests of our executive officers with those of our stockholders, motivate high levels of performance by our executive officers, provide an additional means for us to recognize and reward efforts and contributions made by our executive officers to our success, and help us to attract and retain talented executive officers.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), certain executive compensation in excess of $1 million per year paid to the Chief Executive Officer or any of the other four most highly compensated executive officers of a public company is generally not deductible for federal income tax purposes unless such compensation is paid under a performance-based plan that is approved by the company’s stockholders and satisfies certain other criteria. The Board of Directors is submitting the Incentive Plan for stockholder approval, and has specifically conditioned implementation of the Incentive Plan on such stockholder approval, in order to permit Staples to deduct performance based executive compensation in excess of $1 million, if any, paid to our Chief Executive Officer or any of the other four most highly compensated executive officers.

Summary of the Incentive Plan

     Set forth below is a summary of the principal terms of the Incentive Plan. This summary is qualified in all respects by reference to the full text of the Incentive Plan, a copy of which is available upon request from our Corporate Secretary and is on file with the Securities and Exchange Commission (“SEC”) as an exhibit to our Annual Report on Form 10-K for fiscal 2002.

Term of Plan

     The Incentive Plan will cover five fiscal years, beginning with the fiscal year ending January 31, 2004 and ending with the fiscal year ending February 1, 2008. Each such fiscal year is referred to herein as a “Plan Year”.

Administration

     The Incentive Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have broad authority for determining target bonuses and selecting performance criteria, as described below; for adopting rules and regulations relating to the Incentive Plan; and for making decisions and interpretations regarding the provisions of the Incentive Plan, the satisfaction of performance criteria and the payment of bonuses under the Incentive Plan.

Eligibility

     Each of our executive officers, within the meaning of the rules and regulations promulgated by the SEC, will be eligible to participate in the Incentive Plan. We currently have eight executive officers. Unless specifically determined otherwise by the Compensation Committee, an executive officer whose employment terminates prior to the end of a Plan Year, other than as a result of permanent disability, death or retirement, will not be eligible to receive a bonus award under the Incentive Plan for that Plan Year.

Determination of Bonus Awards

     Each executive officer will have a target bonus award (a “Target Award”) for each Plan Year. Target Awards will be expressed as a percentage of the actual base salary paid to the executive officer during that Plan Year. The percentages will be determined by the Compensation Committee based upon the executive officer’s job level and responsibilities and may vary for different officers and/or business units.

     Within 120 days after the beginning of each Plan Year, the Compensation Committee will establish specific performance criteria for the payment of bonus awards for that Plan Year. The performance criteria for each Plan Year will be based on one or more of the following measures: sales, earnings per share, return on net assets, return on equity, and customer service levels. The Committee may determine that special one-time or extraordinary gains and/or losses should or should not be included in the calculation of such measures. In addition, customer service target levels will be based on pre-determined tests of customer service levels such as scores on blind test (“mystery”) shopping, customer comment card statistics, customer relations statistics (e.g., number of customer complaints), and delivery response levels. The Compensation Committee believes that disclosure of further details concerning the performance criteria for each Plan Year may be confidential commercial or business information, the disclosure of which would have an adverse effect on us.

     For each Plan Year, a specified percentage of each bonus award will be based upon each of the performance criteria selected by the Compensation Committee for that Plan Year for each executive. For fiscal year 2003, the performance criteria are based on earnings per share, return on net assets and customer service goals. For each of the performance criteria, a specified percentage of the portion of the bonus award that is based on that particular performance criteria will be paid, dependent upon actual performance as measured against such performance criteria. Each performance criteria has an associated threshold level that must be achieved for any of the bonus award associated with that criteria to be paid. No bonus will be paid under the Incentive Plan if a minimum earnings per share goal is not achieved. Bonuses are paid on a lump sum basis after the Company publicly reports its financial performance for a particular Plan Year.

     The maximum bonus award payable to any executive officer for any Plan Year will be $3 million. In addition, the Compensation Committee presently intends to limit bonus awards to 200% of an executive’s Target Award. Although the total amounts to be paid under the Incentive Plan are not determinable at this time, the table below shows the fiscal year 2003 Target Awards for, and minimum and maximum awards payable under, the Incentive Plan based on current compensation levels.

FISCAL YEAR 2003 EXECUTIVE OFFICER INCENTIVE PLAN BENEFITS

Name and Position	Fiscal Year 2003 Target Award (% of 2003 Base Salary)	Fiscal Year 2003 Bonus Dollar Value (Minimum/Maximum)

Ronald L. Sargent	100%	$0/$2,000,000
President & Chief Executive Officer
Thomas G. Stemberg	100%	$0/$2,000,000
Chairman & Chairman of the Board
Joseph S. Vassalluzzo	60%	$0/$646,464
Vice Chairman
Basil L. Anderson	60%	$0/$563,418
Vice Chairman
John J. Mahoney	60%	$0/$640,140
Exec. Vice President & Chief
Administrative Officer
Executive Group (8 persons)	45%–100%	$0/$6,913,022
Non-Executive Director Group (1)	—	—
Non-Executive Officer Employee Group (1)	—	—

(1)	Not eligible to participate in the Executive Officer Incentive Plan.

Amendments and Termination

     The Incentive Plan may be amended or terminated by either the Board of Directors or the Compensation Committee, provided that (i) no amendment or termination of the Incentive Plan after the end of a Plan Year may adversely affect the rights of executive officers with respect to their bonus awards for that Plan Year, and (ii) no amendment which would require stockholder approval under Section 162(m) of the Code may be effected without such stockholder approval.

Federal Income Tax Consequences

     Payments received by executive officers under the Incentive Plan will be income subject to tax at ordinary income rates when received. Since the Incentive Plan is intended to comply with the requirements of Section 162(m) of the Code, if the Plan is approved by stockholders at the Annual Meeting, the bonus payments made in accordance with the terms of the Incentive Plan will be deductible for Staples and not subject to disallowance under Section 162(m) of the Code.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE OFFICER INCENTIVE PLAN.

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as our independent auditors for the current fiscal year. Ernst & Young LLP has served as our independent auditors since our inception. Although stockholder approval of the Board of Directors’ selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

CORPORATE GOVERNANCE

     We have, since our founding, sought to follow best practices in corporate governance in a manner that is in the best interests of our business and stockholders. You can find our current corporate governance principles, including our Corporate Governance Guidelines, Committee Charters and Code of Ethics, on our public web site at www.staples.com/about. We are in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act and NASDAQ. We will continue to modify our policies and practices to meet ongoing developments in this area. While we have discussed many features of our corporate governance principles in other sections of this Proxy Statement, some of the highlights of our corporate governance principles are:

  Director and Committee Independence. A substantial portion (9 of 13) of our Board is independent, and all members of our Audit, Compensation and Corporate Governance Committees are independent directors. For this purpose, Directors are “independent” if they (1) receive no direct or indirect compensation from us other than compensation for service as a director, and (2) meet the “independence” definitions of the SEC and NASDAQ.

  Audit Committee. The Audit Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent auditor, and our independent auditors report directly to the Committee. The Committee’s prior approval is required for all audit and non-audit services (other than de minimis non-audit services as defined by the Sarbanes-Oxley Act) to be provided by our independent auditor. In addition, the Committee has adopted policies (i) prohibiting senior executives from retaining our independent auditor to provide personal accounting or tax services, and (ii) prohibiting us, without first obtaining the Committee’s approval, from filling an officer level position in the finance department with a person who had previously been employed by our auditors.

  Committee Authority. Each of the Audit, Compensation and Corporate Governance Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by us.

  Lead Director and Required Meetings of Non-employee Directors. We have a Lead Director, currently James L. Moody, Jr., who is independent and is responsible for assuring that at least two meetings of non-employee directors are held each year, facilitating communications between other members of the Board of Directors and the Chairperson of the Board and Chief Executive Officer, chairing the annual performance reviews of the Chairperson of the Board and Chief Executive Officer, and consulting with the Chairperson of the Board and Chief Executive Officer on matters relating to corporate governance and Board performance.

  Whistleblower Procedures. The Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by our associates of concerns regarding questionable accounting, internal accounting controls or auditing matters.

  Disclosure Committee. We have a disclosure committee composed of members of management to assist us in fulfilling our obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing our periodic securities filings.

  Executive Loans. The Compensation Committee has adopted a policy prohibiting us from lending money to executive officers and Directors for personal purposes.

     You are invited to visit our web site at www.staples.com/about for more details regarding our corporate governance practices.

Directors of Staples

     Set forth below are the names and certain information with respect to each of our current Directors (other than the nominees).

Directors Serving a Term Expiring at the 2004 Annual Meeting (Class 1 Directors)

Served as a Director Since

Arthur M. Blank, age 60	August
Chairman, President & Chief Executive Officer of the Atlanta Falcons since February 2002. Mr. Blank has also been Chairman, President and Chief Executive Officer of AMB Group, LLC since February 2001 and Chairman of The Arthur M. Blank Family Foundation since it was founded in 1995. Mr. Blank is a co-founder of The Home Depot, Inc., served as its Co-Chairman of the Board of Directors from December 2000 until his retirement in May 2001and was a Director of Home Depot from 1978 until May 2001. Mr. Blank served as President and Chief Executive Officer of Home Depot from 1997 to May 2000 and as its President and Chief Operating Officer from 1978 to 1997. Mr. Blank is also a Director of Cox Enterprises, Inc., Post Properties, Inc. and several non-profit organizations.	2001

James L. Moody, Jr., Lead Director, age 71	1995
Chairman of the Board of Hannaford Bros. Co., a food retailer, from May 1984 until his retirement in May 1997. Mr. Moody is also a Director of IDEXX Laboratories, Inc. and Empire Company Limited, a publicly traded Canadian company.

Martin Trust, age 68	1987
Senior Advisor to Limited Brands since August 2001. Prior to that, he served as President and Chief Executive Officer of Mast Industries, Inc., a contract manufacturer, importer and wholesaler of women’s apparel and wholly-owned subsidiary of Limited Brands from 1970 to August 2001. Mr. Trust is also a Director of Limited Brands.

Paul F. Walsh, age 54	1990
Chairman and Chief Executive Officer of eFunds Corporation, a transaction processing and risk management company, since September 2002. Prior to joining eFunds, Mr. Walsh was Chairman and CEO of Clareon Corporation, a privately held electronic payments provider based in Portland, Maine, from March 2000 to September 2002. From January 1999 to March 2000, Mr. Walshserved as Chairman of iDeal Partners, a private equity firm funded in part by Bank Boston Capital and Berkshire Partners. From February 1995 to September 1998, Mr. Walsh was President and CEO of Wright Express Corporation, an information and financial services company.

Directors Serving a Term Expiring at the 2005 Annual Meeting (Class 2 Directors)

Served as a Director Since

Brenda C. Barnes, age 49	June
A former adjunct professor at Kellogg Graduate School of Business and North Central College from January 2002 to April 2002. Ms. Barnes was President of Starwood Hotels & Resorts, Inc. from November 1999 to March 2000. Prior to that, she served as President & CEO of Pepsi-Cola North America from 1996 to February 1998. Ms. Barnes is also a Director of Avon Products, Inc., New York Times Company, Sears, Roebuck & Co. and PepsiAmericas.	2002

Mary Elizabeth Burton, age 51	1993
Chief Executive Officer of BB Capital, Inc., a retail advisory and management services company, since July 1992. Ms. Burton was Chief Executive Officer of the Cosmetic Center, Inc., a chain of 250 specialty retail stores, from June 1998 to April 1999. Prior to that, she served as Chief Executive Officer of PIP Printing from July 1991 to July 1992, and as Chief Executive Officer of Supercuts, Inc. from September 1987 to June 1991. She is also a Director of The Sports Authority, Inc., Rent-A-Center, Inc. and Aeropostale, Inc.

Richard J. Currie, age 65	June
Chairman of the Board of BCE Inc., a communications company, since April 2002. Mr. Currie was President and a Director of George Weston Limited, a food processor and retailer, from June 1996 to May 2002. Mr. Currie is also a Director of CAE Inc.	2002

Rowland T. Moriarty, age 56	1986
Chairman and Chief Executive Officer of Cubex Corporation, a consulting company, since 1981. Dr. Moriarty was a professor at Harvard Business School from 1982 to 1992. He is also a Director of Trammell Crow Company and the Chairman and a Director of Charles River Associates, Inc.

     Our Chairman of the Board of Directors, Lead Director and executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. No family relationships exist between any of our executive officers, Directors or nominees for Director.

     Mr. Walsh was the Chief Executive Officer of Clareon Corporation, a privately held electronic payments provider, from March 2000 to September 2002. In October 2002, to facilitate its acquisition by Fleet Boston Corp., Clareon Corporation filed for Chapter 11 bankruptcy protection. Ms. Burton was the Chief Executive Officer of Cosmetic Center, Inc., a chain of specialty retail stores, from June 1998 to April 1999. In May 1999, Cosmetic Center, Inc. filed for Chapter 11 bankruptcy protection.

Board and Committee Meetings

     The Board of Directors met five times during the fiscal year ended February 1, 2003. During fiscal 2002, each incumbent Director attended at least 75% of the aggregate of the total number of Board meetings held during the period for which he or she has been a Director and the total number of meetings of committees of the Board on which he or she then served.

     The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Executive Committee. All of the members of the Audit Committee, the Compensation Committee and the Corporate Governance Committee are independent directors as defined by the SEC and NASDAQ. Each of the committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by us. The Board-approved charters of each of the Board committees can be found at www.staples.com/about.

     Committee membership as of April 11, 2003 was as follows:

Audit Committee	Compensation Committee

Paul F. Walsh, Chairman	Martin Trust, Chairman
Brenda C. Barnes	Arthur M. Blank
Mary Elizabeth Burton	Richard J. Currie

Corporate Governance Committee	Executive Committee

James L. Moody, Jr., Chairman	Thomas G. Stemberg, Chairman
Rowland T. Moriarty	James L. Moody, Jr.
Robert C. Nakasone	Robert C. Nakasone
Ronald L. Sargent

Audit Committee

     The Audit Committee provides the opportunity for direct contact between our independent auditors and the Board. The Committee assists the Board in overseeing the integrity of our financial statements; our compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of our internal audit function and the independent auditors. The Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent auditor, and our independent auditors report directly to the Committee. The Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by our associates of concerns regarding questionable accounting, internal accounting controls or auditing matters. In addition, in 2002, our management, in conjunction with the Committee, created a disclosure committee, composed of members of management, to assist us in fulfilling our obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing our periodic securities filings. The Committee met four times in person and twice via telephone during the fiscal year ended February 1, 2003.

Compensation Committee

     The Compensation Committee’s responsibilities include setting the compensation levels of directors and executive officers (subject to ratification by the Board of Directors), providing recommendations to the Board regarding compensation programs, administering our equity incentive, stock purchase and other employee benefit plans and authorizing option and restricted stock grants under the Amended and Restated 1992 Equity Incentive Plan and option grants under the 1997 United Kingdom Company Share Option Plan. The Committee has adopted a policy prohibiting us from loaning money to executive officers and Directors for personal purposes. The Committee met four times during the fiscal year ended February 1, 2003.

Corporate Governance Committee

     The Corporate Governance Committee’s responsibilities include providing recommendations to the Board regarding nominees for Director, membership on the Board committees, and succession matters for the Chief Executive Officer. An additional function of the Committee is to develop and recommend to the Board the Company’s Corporate Governance Guidelines and to assist the Board in complying with them. The Committee also oversees the evaluation of the Board and management, reviews and resolves conflict of interest situations, and, if necessary, grants waivers to our Code of Ethics. Our Corporate Governance Guidelines and Code of Ethics can be found at www.staples.com/about. Stockholders who wish to recommend nominees for Director should submit recommendations in accordance with our By-laws to the Corporate Secretary who will forward them to the Committee for consideration. The Committee met four times during the fiscal year ended February 1, 2003.

Executive Committee

     The Executive Committee is authorized, with certain exceptions, to exercise all of the powers of the Board in the management and affairs of Staples. It is intended that the Committee shall take action only when reasonably necessary to expedite our interests between regularly scheduled Board meetings. A quorum can only be established by the presence of both a majority of the members of the Committee and the two non-management members of the Committee. The Committee did not meet during the fiscal year ended February 1, 2003.

Director Compensation

     To help attract high quality directors and be competitive with similar companies, the Board of Directors, upon the recommendation of the Compensation Committee, approved in March 2003 two changes to how we compensate our non-employee Directors (“Outside Directors”). Beginning with fiscal year 2003, instead of being compensated exclusively with equity under the Amended and Restated 1990 Director Stock Option Plan (the “Amended and Restated Director Plan”), Outside Directors will each also receive $50,000 each fiscal year for their service on the Board. In addition, beginning with the restricted stock awards granted to the Outside Directors during fiscal year 2003 for service during fiscal year 2002, the Board eliminated the vesting acceleration feature of the restricted stock awards granted to Outside Directors under the Amended and Restated Director Plan so that such awards will vest over five years and will not accelerate upon achievement of earnings targets.

     During the fiscal year ended February 1, 2003, Outside Directors were compensated exclusively through equity under the Amended and Restated Director Plan. Other than as indicated below and except for reimbursement of expenses incurred in attending meetings of the Directors, Outside Directors did not receive any fees or other cash compensation for their services as Directors. Senator Mitchell provides consulting services to us in return for an annual fee of $75,000. For services provided during the fiscal year ended February 1, 2003, Senator Mitchell elected to be paid in the form of Staples common stock, the receipt of which he has elected to defer.

     The Amended and Restated Director Plan authorizes Staples to grant non-qualified stock options and make awards of restricted stock to Outside Directors. Under the Amended and Restated Director Plan, each Outside Director will automatically receive, upon his or her initial election as a member of the Board of Directors, a grant of options to purchase 15,000 shares of Staples common stock. In addition, on the date of the first regularly scheduled Board of Directors meeting following the end of each fiscal year, each Outside Director will automatically receive a grant of options to purchase 3,000 shares of Staples common stock for each regularly scheduled meeting day of the Board of Directors that such Outside Director attended during the previous 12 months, up to a maximum of 15,000 shares of Staples common stock.

     In addition, on the date that Performance Accelerated Restricted Stock (“PARS”) for any year is awarded to our executive officers, (1) each Outside Director is granted 400 shares of restricted Staples common stock for each regularly scheduled meeting day of the Board of Directors attended by such Director during the previous fiscal year (up to a maximum of 2,000 shares of restricted stock), and (2) the Lead Director and the Chairperson of each of the Audit, Compensation, and Governance Committees of the Board of Directors are each granted 200 shares of restricted Staples common stock for each regularly scheduled meeting day of the Board of Directors attended by such Outside Director during the previous fiscal year (up to a maximum of 1,000 shares of restricted stock for each position).

     With respect to the fiscal year ended February 1, 2003 and in accordance with the Amended and Restated Director Plan, on March 4, 2003, each of Ms. Burton and Messrs. Mitchell, Moody, Moriarty, Nakasone, Trust and Walsh was granted an option to purchase 15,000 shares of Staples common stock; Mr. Blank was granted an option to purchase 12,000 shares of Staples common stock; and each of Ms. Barnes and Mr. Currie was granted an option to purchase 9,000 shares of Staples common stock. Each option to purchase Staples common stock was granted at an exercise price of $16.60 per share. Pursuant to the Amended and Restated Director Plan, on the date during fiscal year 2003 that the PARS are awarded to our executive officers, the following will be awarded: Mr. Moody will be awarded 3,400 shares of restricted Staples common stock; Messrs. Trust and Walsh will each be awarded 2,800 shares of restricted Staples common stock; Mr. Mitchell will be awarded 2,400 shares of restricted Staples common stock; Ms. Burton and Messrs. Moriarty and Nakasone will each be awarded 2,000 shares of restricted Staples common stock; Mr. Blank will be awarded 1,600 shares of restricted Staples common stock; and Ms. Barnes and Mr. Currie will each be awarded 1,200 shares of restricted Staples common stock.

     All stock options granted under the Amended and Restated Director Plan are granted at an exercise price equal to the fair market value of Staples common stock on the date of grant. Options to purchase Staples common stock generally become exercisable on a cumulative basis over four years in four equal annual installments, commencing on the first anniversary of the date of grant.

     The recipients of restricted stock under the Amended and Restated Director Plan own shares of Staples common stock (which may be issued on a deferred basis) that vest five years from the first day of the fiscal year during which the shares are granted. Should the recipient cease to be a Director, Staples may at its option repurchase any unvested shares at a price equal to their original purchase price (if any). Except as otherwise determined by the Board of Directors, all shares of restricted stock issued under the Amended and Restated Director Plan will be issued without the payment of any cash purchase price by the recipient.

Report of the Audit Committee of the Board of Directors

     The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a written charter first adopted and approved by the Board of Directors on March 16, 1995 and most recently amended on March 4, 2003. The members of the Audit Committee are independent Directors, as defined by its charter and the rules of the SEC and NASDAQ.

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended February 1, 2003 with management, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with Ernst & Young LLP, the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit related services provided to the Company by Ernst & Young LLP with the auditors’ independence.

     The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors (and the Board has approved) that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended February 1, 2003 for filing with the SEC.

Audit Committee: Paul F. Walsh, Chairman Brenda C. Barnes Mary Elizabeth Burton

Independent Auditor Fees

     Audit Fees

     Ernst & Young LLP billed us an aggregate of $1.6 million and $1.2 million in fees for fiscal years 2002 and 2001, respectively, for professional services rendered in connection with the audit of our financial statements included in our Annual Report on Form 10-K, quarterly reviews of the financial statements included in each of our reports on Form 10-Q, filing of SEC registration statements, debt offerings and issuance of agreed upon procedure reports.

     Audit-Related Fees

     Ernst & Young LLP billed us an aggregate of $178,000 and $296,000 in fees in fiscal years 2002 and 2001, respectively, for assurance and related services, including services related to acquisition due diligence, associate benefit plan audits and information system services.

     Tax Fees

     Ernst & Young LLP billed us an aggregate of $9.1 million in each of fiscal years 2002 and 2001 for professional services related to tax compliance, tax planning and tax advice. Tax compliance services consisted of preparation of original and amended income tax, sales and use tax, property, and all other tax returns; claims for refunds; and tax payment planning services. Tax advisory services consisted of a wide range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, expatriate tax services and requests for rulings or technical advice from taxing authorities. Tax service fees paid to Ernst & Young LLP reflect our decision in 2000 to use Ernst & Young LLP for the majority of our tax needs. In 2002, our management adopted a policy of not being committed to any particular tax service provider and hired a Vice President of Tax to select tax service providers on a case by case basis.

     All Other Fees

     In fiscal years 2002 and 2001, Ernst & Young LLP did not bill us for any products or services other than as described above. Ernst & Young LLP did not provide any internal audit services or financial information system design and implementation services to us during fiscal years 2002 and 2001.

     During fiscal years 2002 and 2001, the Audit Committee approved all non-audit services provided to us by our independent auditor prior to management engaging the auditor for that purpose. The Committee’s current practice is to consider for approval at its regularly scheduled quarterly meetings all audit and non-audit services proposed to be provided by our independent auditor. In situations where a matter cannot wait until the next regularly scheduled Committee meeting, the chairman of the Committee has been delegated authority to consider and, if appropriate, approve audit and non-audit services or, if in the chairman’s judgment it is considered appropriate, to call a special meeting of the Committee for that purpose. The Committee determined that Ernst & Young LLP’s provision of audit-related and tax services is compatible with maintaining Ernst & Young LLP’s independence.

Certain Relationships and Related Transactions

     We have retained the services of the law firm Piper Rudnick, of which Senator Mitchell is a partner. The Corporate Governance Committee of the Board of Directors reviewed and approved this relationship. See “Director Compensation” regarding Senator Mitchell’s consulting agreement with us.

     We have a policy that prohibits personal loans to executive officers and Directors and requires transactions and loans, if any, between us and our affiliates to be on terms no less favorable to us than could be obtained from unrelated third parties.

     We guaranteed loans from Boston Safe Deposit and Trust Company made to certain officers in 1999. The proceeds of these loans were used to acquire shares of Staples.com stock pursuant to stock options, which shares were reclassified as Staples common stock effective August 27, 2001. Each officer pledged his or her shares as security for the loan. All loans accrued interest at a floating annual rate equal to the rate quoted as “Call Money” from time to time in the “Money Rates” Section of The Wall Street Journal. Originally, thirteen officers borrowed an aggregate of $7.8 million, with three of the officers arranging to defer payment of interest thereon for two years. All of the officers, other than Mr. Vassalluzzo, repaid their loans in full by the end of fiscal year 2001. During 2002, Mr. Vassalluzzo, a Vice Chairman of the Company, fully repaid his loan, which had $582,792 as its largest aggregate outstanding balance during fiscal year 2002.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation for each of the last three fiscal years of our Chief Executive Officer and four other most highly compensated executive officers during the fiscal year ended February 1, 2003 (the “Senior Executives”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Annual Compensation (1)				Long Term Compensation				All Other Compensation ($) (4)

		Salary ($)	Bonus ($) (2)	Other Annual Compensation ($)		Restricted Stock Awards ($) (3)		Common Stock Options (#)

Ronald L. Sargent	2002	852,500	1,034,797	—		1,354,900	(5)	375,000		102,821	(6)
President & Chief	2001	714,667	134,505	—		2,388,750	(7)	1,025,000		87,457	(6)
Executive Officer	2000	544,250	149,375	—		1,064,062	(8)	600,000		54,556	(6)

Thomas G. Stemberg	2002	852,500	1,034,797	115,423	(9)	7,363,900	(10)	350,000		127,123	(11)
Chairman & Chairman	2001	728,533	182,198	—		1,365,000	(12)	350,000		106,978	(11)
of the Board	2000	710,117	243,624	—		1,418,750	(12)	600,000		81,466	(11)

Joseph S. Vassalluzzo	2002	518,333	376,741	—		609,705	(13)	100,000		85,310	(14)
Vice Chairman	2001	498,633	74,831	—		614,250	(13)	100,000		74,922	(14)
	2000	482,050	121,278	—		638,437	(13)	408,514	(15)	44,513	(14)

Basil L. Anderson	2002	470,708	410,704	183,589	(16)	566,348	(17)	129,000	(18)	7,619	(19)
Vice Chairman	2001	215,250	31,504	219,009	(16)	720,720	(20)	477,500	(21)	—
	2000	—	—	—		—		—		—

John J. Mahoney	2002	513,750	373,368	—		609,705	(22)	100,000		70,210	(23)
Exec. Vice President &	2001	498,633	74,831	—		614,250	(22)	100,000		59,014	(23)
Chief Administrative Officer	2000	482,050	121,278	—		638,437	(22)	308,514	(24)	45,525	(23)

(1)	In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted for certain Senior Executives because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Senior Executive for each year shown.

(2)	Represents amounts paid under Staples’ Executive Officer Incentive Plan for the relevant fiscal year.
(3)	We do not intend to pay dividends on the restricted stock grants reported in this column. PARS granted in 2001 vested on May 1, 2003. See “Performance Accelerated Restricted Stock Awards.”
(4)	The split dollar insurance program payments represent an actuarial equivalent benefit to the Senior Executive from payment of annual premiums by us. Our matching contributions under our 401(k) and Supplemental Executive Retirement Plans are made in the form of Staples common stock that vests on an annual basis over five years and becomes fully vested for all past and future matching contributions after five years of employment with us. With the exception of Mr. Anderson, all of the Senior Executives have been employed by us for more than five years. All distributions to participants under these plans are paid in cash. See “Securities Authorized for Issuance under Equity Compensation Plans Supplemental Executive Retirement Plan.”

(5)	Reflects an award of 100,000 shares of PARS to Mr. Sargent at a per share value of $13.549. As of February 1, 2003, these restricted shares owned by Mr. Sargent had a total value of $1,717,000. As of February 1, 2003, the aggregate value of the 425,000 shares of unvested restricted stock held by Mr. Sargent was $7,297,250. See “Performance Accelerated Restricted Stock Awards.”

(6)	Reflects $15,680, $14,898 and $5,449 for split dollar insurance premiums we paid in 2002, 2001 and 2000, respectively. Also reflects $87,141, $72,559 and $49,107 that we contributed on a matching basis pursuant to the terms of our 401(k) and Supplemental Executive Retirement Plans for 2002, 2001 and 2000, respectively.

(7)	Reflects an award of 175,000 shares of PARS to Mr. Sargent at a per share value of $13.65. As of February 1, 2003, these restricted shares owned by Mr. Sargent had a total value of $3,004,750. See “Performance Accelerated Restricted Stock Awards.”

(8)	Reflects an award of 75,000 shares of PARS to Mr. Sargent at a per share value of $14.1875. As of February 1, 2003, these restricted shares owned by Mr. Sargent had a total value of $1,287,750. See “Performance Accelerated Restricted Stock Awards.”

(9)	Represents amounts paid in fiscal year 2002 for tax preparation for tax years 2002 and 2001.
(10)	Reflects an award of 300,000 shares of PARS to Mr. Stemberg at a per share value of $20.03 and an award of 100,000 shares of PARS to Mr. Stemberg at a per share value of $13.549. As of February 1, 2003, these restricted shares owned by Mr. Stemberg had a combined total value of $6,868,000. As of February 1, 2003, the aggregate value of the 700,000 shares of unvested restricted stock held by Mr. Stemberg was $12,019,000. See “Performance Accelerated Restricted Stock Awards.”

(11)	Reflects $35,533, $29,978 and $30,252 for split dollar insurance premiums we paid in 2002, 2001 and 2000, respectively. Also reflects $91,590, $77,000 and $51,214 that we contributed on a matching basis pursuant to the terms of our 401(k) and Supplemental Executive Retirement Plans for 2002, 2001 and 2000, respectively.

(12)	Reflects an award of 100,000 shares of PARS to Mr. Stemberg in each year at a per share value of $13.65 for the 2001 grant and $14.1875 for the 2000 grant. As of February 1, 2003, each year’s grant had a total value of $1,717,000. See “Performance Accelerated Restricted Stock Awards.”

(13)	Reflects an award of 45,000 shares of PARS to Mr. Vassalluzzo in each year at a per share value of $13.549 for the 2002 grant, $13.65 for the 2001 grant and $14.1875 for the 2000 grant. As of February 1, 2003, each year’s grant had a total value of $772,650. As of February 1, 2003, the aggregate value of the 180,000 shares of unvested restricted stock held by Mr. Vassalluzzo was $3,090,600. See “Performance Accelerated Restricted Stock Awards.”

(14)	Reflects $18,206, $17,750 and $5,523 for split dollar insurance premiums we paid in 2002, 2001 and 2000, respectively. Also reflects $67,104, $57,172 and $38,990 that we contributed on a matching basis pursuant to the terms of our 401(k) and Supplemental Executive Retirement Plans for 2002, 2001 and 2000, respectively.

(15)	Includes 8,514 options obtained as a result of the reclassification of Staples.com stock, effective August 27, 2001.
(16)	Represents amounts paid in connection with Mr. Anderson’s relocation from Pennsylvania to Massachusetts.
(17)	Reflects an award of 41,800 shares of PARS to Mr. Anderson at a per share value of $13.549. 1,800 of these shares were granted to Mr. Anderson for service as an Outside Director in fiscal year 2001 prior to becoming an executive officer of the Company. As of February 1, 2003, these restricted shares owned by Mr. Anderson had a total value of $717,706. As of February 1, 2003, the aggregate value of the 99,800 shares of unvested restricted stock held by Mr. Anderson was $1,713,566. See “Performance Accelerated Restricted Stock Awards.”

(18)	9,000 of these options were granted to Mr. Anderson for service as an Outside Director in fiscal year 2001 prior to becoming an executive officer of the Company.
(19)	Reflects $7,619 for split dollar insurance premiums paid in 2002.
(20)	Reflects an award of 52,800 shares of PARS to Mr. Anderson at a per share value of $13.65. 2,800 of these shares were granted to Mr. Anderson for service as an Outside Director in fiscal year 2000. As of February 1, 2003, these restricted shares owned by Mr. Anderson had a total value of $906,576. See “Performance Accelerated Restricted Stock Awards.”

(21)	15,000 of these options were granted to Mr. Anderson for service as an Outside Director in fiscal year 2000.
(22)	Reflects an award of 45,000 shares of PARS to Mr. Mahoney in each year at a per share value of $13.549 for the 2002 grant, $13.65 for the 2001 grant and $14.1875 for the 2000 grant. As of February 1, 2003, each year’s grant had a total value of $772,650. As of February 1, 2003, the aggregate value of the 180,000 shares of unvested restricted stock held by Mr. Mahoney was $3,090,600. See “Performance Accelerated Restricted Stock Awards.”

(23)	Reflects $16,396, $15,795 and $19,187 for split dollar insurance premiums we paid in 2002, 2001 and 2000, respectively. Also reflects $53,814, $43,219 and $26,338 that we contributed on a matching basis pursuant to the terms of our 401(k) and Supplemental Executive Retirement Plans for 2002, 2001 and 2000, respectively.

(24)	Includes 8,514 options obtained as a result of the reclassification of Staples.com stock, effective August 27, 2001.

Performance Accelerated Restricted Stock (“PARS”) Awards

     In order to maintain our high risk-high reward philosophy, the Compensation Committee adopted, as part of the Amended and Restated 1992 Equity Incentive Plan, a PARS plan (the “Plan”) for certain key executives. Under the Plan, shares of Staples common stock are granted to executives in consideration for services. The shares are “restricted” in that they may not be sold or transferred by the executive until they “vest.” Our PARS issued in fiscal 2002 will vest on February 1, 2007 subject to acceleration upon achievement of certain pre-determined EPS growth targets over the 2003 to 2005 fiscal years. Our PARS issued in fiscal 2001 vest in May 2003 as a result of our having exceeded such PARS’ target EPS for fiscal 2002. Our PARS that were issued in fiscal 2000 will vest on February 1, 2005 subject to acceleration upon achievement of a certain pre-determined earnings per share growth target for fiscal year 2003. EPS growth targets are determined by the Compensation Committee each year for grants under the Plan. Once the PARS have vested, they become “unrestricted” and may be freely sold or transferred. The PARS are forfeited if the executive’s employment with us terminates prior to vesting except in extraordinary circumstances which include, without limitation, death or disability of the executive; a merger, consolidation, sale, reorganization or change in control of the Company; or any other nonrecurring significant event affecting us, the executive or the Plan.

Option Grants

     The following table sets forth certain information concerning grants of stock options during the fiscal year ended February 1, 2003 for each of the Senior Executives.

OPTION GRANTS IN LAST FISCAL YEAR

		Individual Grants			Grant Date Value

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share (2)	Expiration Date	Grant Date Present Value (3)

Ronald L. Sargent	25,000	0.26%	$20.19	3/01/2012	$227,461
	350,000	3.60%	$15.94	8/01/2012	$2,405,963

Thomas G. Stemberg	350,000	3.60%	$15.94	8/01/2012	$1,867,840

Joseph S. Vassalluzzo	100,000	1.03%	$15.94	8/01/2012	$687,418

Basil L. Anderson	9,000	0.09%	$20.00	3/04/2012	$81,206
	120,000	1.23%	$15.94	8/01/2012	$824,902

John J. Mahoney	100,000	1.03%	$15.94	8/01/2012	$687,418

(1)	Each of the options granted vests over a four-year period as follows: 25% of such shares will vest one year after the date of grant and the remaining 75% of such shares will vest in equal monthly installments (2.083% per month) over the following 36 months, provided that the optionee continues to be employed by us on such dates. The exercisability of the options are accelerated under certain circumstances. See “Employment Contracts, Termination of Employment and Change-in-Control Agreements with Senior Executives.”

(2)	The exercise price is equal to the fair market value per share of Staples common stock on the date of grant.
(3)	The estimated present values at grant date have been calculated using a Black-Scholes option pricing model, based upon the following assumptions: a five-year expected life of option (as a result of the terms of Mr. Stemberg’s employment agreement with us, we used a three-year expected life to value Mr. Stemberg’s options); a dividend yield of 0.0%; expected volatility of 45%; and risk-free interest rates of 4.287% (for the grant expiring on March 1, 2012), 3.02% (for the grant expiring on August 1, 2012) and 4.32% (for the grant expiring on March 4, 2012), representing the interest rate on a U.S. Government zero-coupon bond on the date of grant, with a maturity corresponding to the expected life of the option.

Option Exercises and Holdings

     The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended February 1, 2003 by each of the Senior Executives and the number and value of unexercised options held by each of the Senior Executives on February 1, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

Name	Number of Shares of Common Stock Acquired On Exercise		Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year-End (2) Exercisable/Unexercisable

Ronald L. Sargent	0		$0	2,822,343/1,655,470	$8,468,887/$1,392,595
Thomas G. Stemberg	1,270,000	(3)	$16,363,719	3,819,919/790,625	$5,665,222/$1,483,648
Joseph S. Vassalluzzo	125,300	(3)	$1,524,265	1,212,471/451,871	$3,602,515/$669,649
Basil L. Anderson	0		$0	206,791/456,709	$812,583/$1,455,587
John J. Mahoney	0		$0	1,260,099/413,329	$3,886,830/$568,110

(1)	Represents the difference between the exercise price and the fair market value of the Staples common stock on the date of exercise.
(2)	Based on the fair market value of Staples common stock on February 1, 2003 ($17.17 per share), less the option exercise price.
(3)	All of these shares were acquired as a result of exercising options through a Rule 10b5-1(c) plan.

Securities Authorized for Issuance under Equity Compensation Plans

     The following table provides information about the securities authorized for issuance under our equity compensation plans as of February 1, 2003. Our equity compensation plans consist of the 1987 Stock Option Plan, the Amended and Restated 1990 Director Stock Option Plan, the Amended and Restated 1992 Equity Incentive Plan, the 1998 Employee Stock Purchase Plan, the International Employee Stock Purchase Plan, the 1997 United Kingdom Company Share Option Plan, the 1997 United Kingdom Savings Related Share Option Plan, the Employees’ 401(k) Savings Plan and the Supplemental Executive Retirement Plan.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by
securityholders	50,985,750	(1)	$16.19	17,517,476	(2)
Equity compensation plans not approved by
securityholders	689,766	(3)	$17.05	1,500,858	(4)(5)

Total	51,675,516			19,018,334

(1)	Issued pursuant to our 1987 Stock Option Plan, Amended and Restated 1990 Director Stock Option Plan, and Amended and Restated 1992 Equity Incentive Plan.
(2)	Includes 3,408,717 shares issuable under our 1998 Employee Stock Purchase Plan, of which 422,425 shares are issuable in connection with the current offering period that ends on June 30, 2003, assuming that our associates enroll to the same extent they did during the offering period that ended on December 31, 2002 and based on a fair market value of $18.30 per share for Staples common stock on January 1, 2003. In the event the fair market value of Staples common stock is less than $18.30 per share on June 30, 2003, additional shares will be issued by us.

(3)	Issued pursuant to our 1997 United Kingdom Company Share Option Plan.
(4)	Includes 1,104,613 shares issuable under our 1997 United Kingdom Savings Related Share Option Plan, of which 56,247 shares are issuable in connection with the current outstanding options assuming associates elect to exchange all of their savings for Staples common stock. Includes 116,714 shares issuable under our International Employee Stock Purchase Plan, of which 53,476 shares are issuable in connection with the current offering period that ends on June 30, 2003, assuming that our associates enroll to the same extent they did during the offering period that ended on December 31, 2002 and based on a fair market value of $18.30 per share for Staples common stock on January 1, 2003. In the event the fair market value of Staples common stock is less than $18.30 per share on June 30, 2003, additional shares will be issued by us.

(5)	Does not include shares issuable under our 401(k) Plan or Supplemental Executive Retirement Plan.

     At the end of fiscal year 2002, we had in effect the following equity compensation plans, in addition to our 401(k) Plan, that did not require stockholder approval:

     1997 United Kingdom Company Share Option Plan

     In August 1997, the Board of Directors adopted the 1997 United Kingdom Company Share Option Plan (the “UK Option Plan”), pursuant to which stock options for up to 1,125,000 shares of Staples common stock may be granted to our associates and our subsidiaries’ associates, other than executive officers and directors. We use the UK Option Plan to compensate associates working in our United Kingdom businesses. Associates working in our United Kingdom businesses are also eligible to receive options under our stockholder-approved Amended and Restated 1992 Equity Incentive Plan. We filed the UK Option Plan with the SEC as an exhibit to our Annual Report on Form 10-K for the fiscal year ended January 31, 1998.

     The UK Option Plan was designed to be approved by the United Kingdom’s Department of Inland Revenue so that associates could avoid income tax on the difference between the exercise price of the option and fair market value of Staples common stock at the option’s exercise date. The Department of Inland Revenue approved the UK Option Plan on January 29, 1998. Participants in the UK Option Plan may be granted, in the aggregate over the life of the UK Option Plan, up to 30,000 British pounds of tax-advantaged options. Eligible associates may receive additional non-tax advantaged options under the UK Option Plan.

     The UK Option Plan is administered by our Board of Directors. The Board of Directors is authorized to adopt, amend and repeal the administrative rules, guidelines and practices relating to the UK Option Plan and to interpret the provisions of the UK Option Plan. The Board of Directors may amend, suspend or terminate the UK Option Plan at any time. The Board of Directors has delegated to the Compensation Committee authority to administer certain aspects of the UK Option Plan.

     The Board of Directors or the Compensation Committee selects the recipients of options under the UK Option Plan and determines (i) the number of shares of Staples common stock covered by such options, (ii) the dates upon which such options become exercisable (which is typically 25% on the first anniversary of the date of grant and 2.083% monthly thereafter), (iii) the exercise price of options (which may not be less than the fair market value of Staples common stock on the date of grant), and (iv) the duration of the options (which may not exceed 10 years). With respect to options granted within the 30,000 British pound limit, preferential tax treatment generally may only be obtained on the exercise of the option if the option is exercised after the third and before the tenth anniversary of the date of grant and more than three years after the previous exercise of an option which has received preferential tax treatment.

     If any option granted under the UK Option Plan expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such option will again be available for grant under the plan. No option may be granted under the UK Option Plan after August 25, 2007, but awards previously granted may extend beyond that date.

     Our Board of Directors is required to make appropriate adjustments in connection with the UK Option Plan and any outstanding options under the UK Option Plan to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The UK Option Plan also contains provisions relating to the disposition of options in the event of a merger, consolidation, sale of all or substantially all of the assets, or liquidation of the Company.

     As of February 1, 2003, approximately 154 associates were eligible to participate in the UK Option Plan.

     1997 United Kingdom Savings Related Share Option Plan

     In August 1997, the Board of Directors adopted the 1997 United Kingdom Savings Related Share Option Plan (the “UK Savings Plan”), pursuant to which an aggregate of 1,125,000 shares of common stock may be issued to eligible United Kingdom associates of the Company and its subsidiaries. The UK Savings Plan is designed to encourage eligible associates to save money and purchase shares of Staples common stock at a discounted price. We filed the UK Savings Plan with the SEC as an exhibit to our Annual Report on Form 10-K for the fiscal year ended February 1, 2003.

     Each associate of our United Kingdom businesses, including an officer or director who is also an associate, is eligible to participate in the UK Savings Plan, provided he or she (i) has been employed by us or any eligible subsidiary for at least 90 continuous days on the invitation date, and (ii) is designated by the Board of Directors as an eligible associate.

     The UK Savings Plan, which is implemented through invitations, provides eligible United Kingdom associates with the opportunity to make monthly deductions from their pay of between 5 British pounds and 250 British pounds over a three-year period for investment in an interest bearing tax-free account. The associates’ savings are used to purchase options to purchase Staples common stock at a discounted price equal to 15% less than the fair market value of Staples common stock on the invitation date. At the end of the three-year period, associates have six months to decide whether to withdraw their savings and guaranteed bonus in cash, purchase Staples common stock at the discounted price, or buy some Staples common stock at the discounted price and keep some of the cash accumulation.

     The UK Savings Plan is administered by our Board of Directors and the Compensation Committee of the Board of Directors. The Board of Directors and the Compensation Committee have the authority to make rules and regulations for the administration of the UK Savings Plan. Pursuant to the terms of the UK Savings Plan, the Board of Directors has appointed the Compensation Committee to administer certain aspects of the UK Savings Plan. The Board of Directors may at any time amend or terminate the UK Savings Plan as long as the amendment or termination does not prejudice the rights of any participant without the prior consent of such participant. The UK Savings Plan contains provisions relating to the disposition of options in the event of a change in control, reconstruction and winding up of the Company.

     As of February 1, 2003, approximately 2,559 associates were eligible to participate in the UK Savings Plan, under which options cannot be granted after August 2007. The purchase of shares under the UK Savings Plan is discretionary, and we cannot determine the number of shares to be purchased in the future by any particular person or group.

     International Employee Stock Purchase Plan

     In March 2000, the Board of Directors adopted the International Employee Stock Purchase Plan (the “International Purchase Plan”), pursuant to which an aggregate of 250,000 shares of Staples common stock may be issued to eligible non-U.S. and non-Canadian associates of our subsidiaries. The International Purchase Plan, which is implemented through offerings, each approximately six months in length (the Board of Directors may specify a shorter period, or a longer period of twelve months or less), provides eligible associates with the opportunity to purchase shares of Staples common stock at a discounted price. We filed the International Purchase Plan with the SEC as an exhibit to our Annual Report on Form 10-K for the fiscal year ended February 1, 2003.

     Each non-U.S. or non-Canadian associate of the Company and its eligible subsidiaries, including an officer or director who is also an associate, is eligible to participate in the International Purchase Plan, provided he or she (i) is employed by any eligible subsidiary on the applicable offering commencement date, and (ii) has been employed by us or any eligible subsidiary for at least three months prior to enrolling in the International Purchase Plan. An associate may elect to have up to a maximum of 10% withheld from his or her annual base pay for purposes of purchasing shares under the International Purchase Plan, subject to certain limitations on the maximum number of shares that may be purchased. The price at which shares may be purchased during each offering will be the lower of (i) 85% of the fair market value of Staples common stock on the date that the offering commences or (ii) 85% of the fair market value of Staples common stock on the date that the offering terminates.

     The International Purchase Plan is administered by the Board of Directors of the Company and the Compensation Committee of the Board of Directors. The Board of Directors and the Compensation Committee have the authority to make rules and regulations for the administration of the International Purchase Plan. Pursuant to the terms of the International Purchase Plan, the Board of Directors has appointed the Compensation Committee to administer certain aspects of the International Purchase Plan. The Board of Directors may at any time terminate or amend the International Purchase Plan. The International Purchase Plan contains provisions relating to the disposition of options in the event of certain mergers, acquisitions and other extraordinary corporate transactions involving the Company.

     As of February 1, 2003, approximately 4,652 associates were eligible to participate in the International Purchase Plan. The purchase of shares under the International Purchase Plan is discretionary, and we cannot determine the number of shares to be purchased in the future by any particular person or group.

     Supplemental Executive Retirement Plan

     In August 1997, the Board of Directors adopted the Supplemental Executive Retirement Plan (as amended and restated, the “SERP”) to complement our 401(k) Plan. The SERP permits key executives to save for their retirement beyond what they would have been permitted to save under the 401(k) Plan.

     Investment elections for the SERP are substantially similar to the investment elections available under the 401(k) Plan. We match 25% of the first 6% of pay that eligible associates contribute to the combined 401(k) Plan and the SERP. We may also make an additional discretionary matching contribution to the SERP based on an associate’s contributions to the 401(k) Plan and the SERP. Our matching contributions are made in the form of Staples common stock and vest ratably based on length of service so that they vest on an annual basis over five years, with all future matching contributions after five years of service being 100% vested upon grant. All distributions to the SERP participants are paid in cash.

     While the number of shares of Staples common stock that we may issue under the SERP is not limited, as of February 1, 2003, we had issued for matching purposes under the SERP since its adoption in 1997 approximately 158,379 shares of Staples common stock, out of a total of 225,000 shares of Staples common stock that have been registered for issuance under the SERP on a Registration Statement on Form S-8.

     The SERP is administered by the Committee on Employee Benefit Plans. This committee has the general authority to control and manage the operation and administration of the SERP, and the committee’s powers and duties include the ability to adopt the rules and regulations necessary for the performance of its duties under the SERP, to decide all questions arising under the SERP, and to amend, suspend or terminate the SERP at any time.

     As of February 1, 2003, approximately 415 associates were eligible to participate in the SERP.

Employment, Termination of Employment and Change-in-Control Agreements with Senior Executives

     We have entered into Severance Benefit Agreements (the “Severance Agreements”) with each of Messrs. Anderson, Mahoney, Sargent and Vassalluzzo. Under the Severance Agreements, following termination of employment by us without cause (or “constructive discharge” as provided in the Severance Agreements), Mr. Sargent would be entitled to continuation of salary and other benefits for 18 months and Messrs. Anderson, Mahoney and Vassalluzzo would be entitled to continuation of salary and other benefits for 12 months. Each executive named above would receive such benefits for an additional period of six months if such termination occurred within two years following a “change in control” of Staples (as defined in the Severance Agreements). A change in control of Staples would also result in a partial acceleration of the exercisability of outstanding options held by the executives named above (and all of our associates), and a discharge without cause (or resignation for good reason) within one year after a change in control results in the acceleration in full of all options and PARS held by the executives (and all of our associates). In the event Mr. Mahoney is terminated without cause within one year after a change of control, we have guaranteed him that the sum of all severance payments to be paid to him plus the total gain realized and realizable upon the sale and/or exercise of his PARS and/or options would equal at least $2,000,000.

     Effective as of February 3, 2002, we entered into an employment agreement with Mr. Stemberg, pursuant to which Mr. Stemberg has agreed to remain with us on a full-time basis as an executive officer with the title of Chairman for an initial period of up to two years, and thereafter will assume, for an additional two-year period, a part-time position as Non-Executive Chairman. Under the agreement, we will: (1) pay Mr. Stemberg an annual salary and bonus, and grant stock incentive awards, at a level equal to that paid to the Chief Executive Officer during the first two years and at a level equal to 75% of that paid to the Chief Executive Officer during the following two years, and (2) during years five and six, pay Mr. Stemberg an annual amount equal to his base salary at the end of the first four years and the average of the three most recent annual bonuses paid to him. We have also granted to Mr. Stemberg an incentive award consisting of 300,000 shares of restricted common stock, which will vest upon the earlier of January 31, 2004 or the occurrence of a change in control. All incentive stock awards granted during the term of the agreement will vest by the earlier of a change in control (as defined in the agreement) or the end of fiscal year 2005. Mr. Stemberg is not permitted to compete with us until February 1, 2008.

Compensation Committee Report on Executive Compensation

     Our executive compensation program is administered by the Compensation Committee composed of Messrs. Trust, Blank and Currie. Our executive compensation program is designed to retain and reward executives who are responsible for leading us in achieving our business objectives. All decisions by the Committee relating to the compensation of our executive officers are reviewed by the full Board. In 2002, the Committee retained a national compensation consulting firm, reporting to the Committee, to provide advice to the Committee. This report is submitted by the Committee and addresses our compensation policies for fiscal 2002 and thereafter as they affected the Chief Executive Officer and our other executive officers.

Compensation Philosophy

     The objectives of the executive compensation program are to (i) align compensation with business objectives, individual performance and the interests of Staples’ stockholders, (ii) motivate and reward high levels of performance, (iii) recognize and reward the achievement of Company and/or business unit goals, and (iv) enable Staples to attract, retain and reward executive officers who contribute to the long-term success of Staples.

     The Committee’s executive compensation philosophy is that a significant portion of executive compensation should be tied directly to the performance of Staples as a whole. Our compensation philosophy reflects our practice of leveraging equity and aligning executive compensation with the interests of our stockholders. Accordingly, more emphasis is placed on total direct compensation (base salary, cash bonus and long-term stock incentives) instead of each of the separate components. The executive compensation philosophy is as follows:

  Base salary and cash bonus are targeted at the median of the market.

  Total direct compensation is highly leveraged with equity and is targeted to deliver above the median of the market, based on performance.

Status of the Executive Compensation Program

     The Committee targeted total annual compensation (base salary, cash bonus and long-term stock incentives) to fall above the median relative to the pay practices of a peer group of publicly traded companies in the retail industry (including companies in the Standard & Poor’s 500 Retailing Index contained in the stock performance graph contained in this Proxy Statement). The Committee seeks to provide its executives with “at risk” opportunities for compensation in addition to base salary through performance-based cash bonuses, stock options and Performance Accelerated Restricted Stock (“PARS”). The Committee also believes that bonus awards tied to achievement of pre-approved performance goals serve as an influential motivator to its executives and help to align the executives’ interests with those of the stockholders of Staples. The Committee also continues to believe that a substantial portion of the compensation of Staples’ executives should be linked through Staples’ stock option and PARS program to the success of Staples’ stock in the marketplace. Stock options and PARS further align the interests of management and stockholders, build stockholder wealth and assist in the retention of valued executives. Accordingly, total direct compensation of executive officers is highly leveraged with equity comprising up to 80% of targeted total direct compensation.

  Base Salaries: Base salaries for the executive officers are generally at the median of comparable positions in the retail peer group.

  Cash Bonus: Each of Staples’ executive officers was eligible to participate in Staples’ Executive Officer Incentive Plan in fiscal 2002 (the “Bonus Plan”). The Bonus Plan provided for the payment of a range of cash bonuses to executive officers based on pre-established objectives relating to company-wide earnings per share, return on net assets, and customer service goals. For an executive officer to be eligible to receive any cash bonus under the plan, a minimum earnings per share threshold had to be achieved. In addition, the return on net assets and customer service criteria had minimum levels that had to be achieved before any payment related to these specific criteria could be made.

  The earnings per share, return on net assets and customer service goals for the Bonus Plan were determined by the Committee and approved by the Board of Directors at the beginning of fiscal 2002. The Committee established target bonus payouts for executives in an attempt to bring the cash portion of total annual compensation (base salary plus target bonus) to approximately the median of the cash compensation paid to the retail peer group.

  For fiscal 2002, Staples surpassed the minimum thresholds for bonus eligibility for all three bonus criteria and exceeded the 100% target for earning per share and return on net assets and the 90% target for customer service.

  Long-Term Stock Incentives: Long-term stock incentives are provided in the form of stock options and PARS.

  Stock Options: In addition to base salary and bonuses, Staples’ executives are annually granted performance-based long-term incentives represented by stock options. The intent of these awards is to further encourage retention and promote identity of interest with Staples’ stockholders. The Committee also considers the fact that in the business environment in which Staples competes for executives, stock options are an important part of executive compensation. The continued future success of Staples is dependent on its ability to attract and retain key executives. Accordingly, the Committee considers data about the level of stock options awarded in companies in its competitive business group and in the competitive labor market in which Staples competes for executive talent.

  Annual stock option awards of Staples common stock were made to executive officers in August 2002, the same time that stock option awards were made to all stock option eligible associates of the Company. In granting these options, the Committee considered the influence and business drivers within each executive’s area of responsibility. These options vest, as with grants to all of Staples’ option eligible associates, as to 25% of the underlying shares one year from the date of grant and ratably monthly thereafter over the next three years.

  Performance Accelerated Restricted Stock (PARS): In order to maintain Staples’ high risk-high reward philosophy, help retain key executives, maintain focus on stockholder returns and reinforce Staples’ compensation philosophy, the Committee has adopted the use of PARS for certain key management, including its executive officers. The shares may not be sold or transferred by the executive until they vest. Staples’ PARS issued in fiscal 2002 will vest on February 1, 2007 subject to acceleration upon achievement of certain pre-determined EPS growth targets over the 2003 to 2005 fiscal years. EPS growth targets are determined by the Committee subject to approval by the Board of Directors each year for PARS granted in that year. Once the PARS have vested, they become unrestricted and may be sold or transferred. PARS granted to executive officers and other key managers in fiscal year 2001 vest in May 2003 based on achievement of the fiscal year 2002 earnings per share acceleration target.

     Mr. Sargent, Staples’ Chief Executive Officer, is eligible to participate in the same executive compensation program available to other Staples executives, and his total annual compensation, including compensation derived from the Bonus Plan and the stock option/PARS program, was set by the Committee in accordance with the same criteria. Mr. Sargent’s annual salary was increased in fiscal 2002 from $730,000 to $1,000,000 in line with the median base salaries of chief executive officers in the retail peer group. Under the Bonus Plan, the Company paid Mr. Sargent a bonus of $1,034,797 in fiscal 2002, placing his total cash compensation for that year at the median of the retail peer group. In fiscal 2002, the Committee granted Mr. Sargent options to purchase 375,000 shares of Staples common stock and 100,000 PARS under the options/PARS program. These grants were valued and based on the same factors the Committee considered in establishing the size of other executive stock option grants and PARS. Using the Black-Scholes valuation for options, total annual compensation paid by the Company to Mr. Sargent in fiscal 2002 placed him above the median of the retail peer group.

Tax Considerations

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, certain executive compensation in excess of $1 million paid to a public company’s chief executive officer and four other most highly-paid executives is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by the stockholders. The Committee intends to structure the bonus plan for executive officers to comply with Section 162(m) and has previously adopted such a performance-based plan, the Executive Officer Incentive Plan, which expired on February 1, 2003. A new Executive Officer Incentive Plan has been adopted by the Board, subject to stockholder approval, and is being submitted for stockholder approval at the Annual Meeting and is discussed under Proposal 2 of this Proxy Statement.

     The Company’s stock option plans are performance-based and, accordingly, comply with Section 162(m). Finally, while the Company’s PARS program has a significant performance component, it cannot be qualified under 162(m) without compromising valuable executive incentives which the Committee believes outweigh any tax benefit to the Company.

Compensation Committee: Martin Trust, Chairman Arthur M. Blank Richard J. Currie

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee was entirely comprised of Independent Directors during fiscal year 2002. Messrs. Blank and Trust served on the Compensation Committee for the entire fiscal year ended February 1, 2003, Mr. Nakasone served on the Compensation Committee until November 2002 and Mr. Currie joined the Compensation Committee in June 2002. None of our executive officers have served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a Director or member of our Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

     As reflected below, our Directors and executive officers had no late Section 16(a) filings during the second half of fiscal year 2002 as we implemented new Section 16(a) reporting procedures to accommodate the new SEC requirement that all Form 4 filings be made within two business days of the related transaction. During the first half of fiscal year 2002, however, primarily as a result of our Directors and executive officers working through Section 16(a) reporting logistics with the administrators of their Rule 10b5-1(c) Plans, our Directors and executive officers filed a number of late Section 16(a) reports.

     Based solely on our review of copies of reports filed by the Directors and the executive officers required to file such reports pursuant to Section 16(a) under the Securities and Exchange Act of 1934, we believe that all of our Directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities and Exchange Act of 1934, with the exception of the exercise and sale of 11,800 shares in February 2002 and 2,950 shares in June 2002 pursuant to Mr. Vassalluzzo’s Rule 10b5-1(c) Plan, which were reported in March 2002 and February 2003, respectively; the sale of 20,000 shares in February 2002 pursuant to Mr. Trust’s Rule 10b5-1(c) Plan and the sale of 20,000 shares in February 2002 pursuant to Trust Investments, Inc.’s Rule 10b5-1(c) Plan, both of which were reported in March 2002; the exercise and sale of 5,000 shares in February 2002 pursuant to Ms. Burton’s Rule 10b5-1(c) Plan, which were reported in December 2002; the sale of 20,000 shares in February 2002 by the Robert C. Nakasone Trust, which was reported in July 2002; two non-sale transactions involving the transfer of shares from being directly held to being held indirectly and the exercise and sale of 130,000 shares in February 2002 pursuant to Mr. Stemberg’s Rule 10b5-1(c) Plan, all of which were reported in March 2002; the exercise and sale of 84,478 shares in March 2002 by Jeanne B. Lewis, a former executive officer, which were reported in April 2002; the sale of 2,946 shares by Ms. Hoyt in May 2002, which was reported in July 2002; the sale of 20,000 shares in April 2002 pursuant to Trust Investments, Inc.’s Rule 10b5-1(c) Plan, which was reported in June 2002; Mr. Parneros’ Form 3 which was due in May 2002 and was filed in July 2002; the exercise and sale of 1,073 shares in June 2002 by Edward C. Harsant, a former executive officer, which were reported in August 2002; the sale of 20,000 shares in July 2002 pursuant to The Nakasone Charitable Trust’s Rule 10b5-1(c) Plan, which was reported in August 2002; and Mr. Currie’s Form 3 which was due in July 2002 and was filed in August 2002.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on Staples common stock between January 31, 1998 and February 1, 2003 (the end of fiscal year 2002) with the cumulative total return of (1) Standard & Poor’s 500 Composite Index and (2) the Standard & Poor’s 500 Retailing Index, which was formerly called the Standard & Poor’s Retail Store Composite Index. This graph assumes the investment of $100.00 on January 31, 1998 in Staples common stock, the Standard & Poor’s 500 Composite Index and the Standard & Poor’s 500 Retailing Index, and assumes dividends are reinvested. Measurement points are January 30, 1999, January 29, 2000, February 3, 2001, February 2, 2002 and February 1, 2003 (Staples’ last five fiscal year ends).

	31-Jan-98	30-Jan-99	29-Jan-00	03-Feb-01	02-Feb-02	01-Feb-03

SPLS	$100.00	$236.42	$177.54	$134.19	$148.06	$141.78
S&P 500 Retailing Index	$100.00	$163.00	$160.29	$168.59	$172.68	$46.90
S&P 500 Composite Index	$100.00	$130.54	$138.75	$137.66	$114.48	$87.29

Staples, Inc.
Executive Officer Incentive Plan
Fiscal Year 2003 through Fiscal Year 2007

I.        Summary and Objectives

Staples, Inc. has developed this Executive Officer Incentive Plan (the “Plan”) to provide opportunities for eligible associates of Staples, Inc. and its subsidiaries to earn meaningful rewards for excellent annual performance. The Plan aims to align the interests of the plan participants with those of our shareholders. Bonus awards are based on actual results measured against pre-established company financial performance. Bonus awards are intended to provide a reward to eligible plan participants and supplement the base salary program.

II.       Term of Plan

The Incentive Plan will cover five fiscal years, beginning with the fiscal year ending January 31, 2004 and ending with the fiscal year ending February 1, 2008. Each such fiscal year is referred to herein as a “Plan Year”.

III.       Eligibility

A.   General Eligibility Requirements
Each executive officer of Staples, within the meaning of the rules and regulations promulgated by the SEC, will be eligible to participate in the Incentive Plan. Unless specifically determined otherwise by the Compensation Committee, an executive officer whose employment terminates prior to the end of a Plan Year, other than as a result of permanent disability, death or retirement, will not be eligible to receive a bonus award under the Incentive Plan for that Plan Year.

B.   Transfers to Other Business Units
A plan participant who transfers out of the Plan into a position in another business unit is eligible for a partial bonus award based on the number of days the associate was a plan participant. The associate’s eligibility for a bonus for the new position, if any, will be determined in accordance with any applicable bonus plan for that position. In general, when an associate transfers to a new position, any bonus awards are prorated based on the number of days employed in the bonus plan.

C.   Changes in Position
Plan participants who change from one management position to another, through a promotion, transfer, or demotion are eligible for a prorated award for each position based on the number of days the associate held each position during the fiscal year.

D.   Termination
To be eligible for a bonus, a plan participant must be employed as of the last day of the fiscal year. Any plan participant who commits a policy violation of a serious nature warranting immediate termination (as defined by Staples Policy and Procedures) and who is terminated prior to award distribution will not be eligible to receive an award.

E.   Compliance with Applicable Regulations
In order to be eligible to receive a bonus award under this Plan, a plan participant must comply with all applicable state and federal regulations and Staples policies.

Staples, Inc., Executive Officer Incentive Plan
2/14/03

F.   Leaves of Absence
A plan participant who is on a company-approved leave of absence in excess of 90 days (per fiscal year) is not eligible for a bonus award for the portion of his/her leave over 90 days unless otherwise approved by the Compensation Committee of the Board of Directors.

G. Retirement, Death or Disability
If a plan participant retires (upon reaching Full Retirement age as defined by Social Security) or leaves employment due to death or permanent disability before the end of the Plan year, he/she will receive a pro-rated bonus award. The pro-rated award will be based on the number of days of active employment in the fiscal year, provided there is an earned payout for that Plan year and all other eligibility requirements are met.

IV.	The Plan
Within 90 days after the beginning of each Plan Year, the Compensation Committee will establish specific performance criteria for the payment of bonus awards for that Plan Year. The performance criteria for each Plan Year will be based on one or more of the following measures: sales, earnings per share, return on net assets, return on equity, and customer service levels. The Committee may determine that special one-time or extraordinary gains and/or losses should or should not be included in the calculation of such measures. In addition, customer service target levels will be based on predetermined tests of customer service levels such as scores on blind test (“mystery”) shopping, customer comment card statistics, customer relations statistics (e.g., number of customer complaints), and delivery response levels. The Compensation Committee believes that disclosure of further detail concerning the performance criteria for each Plan Year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

For each Plan Year, a specified percentage of each bonus award will be based upon each of the performance criteria selected by the Compensation Committee for that Plan Year. For each of the performance criteria, a specified percentage of the portion of the bonus award that is based on that particular performance criteria will be paid, dependent upon the performance of the Company as measured against such performance criteria. Each performance criteria has an associated threshold level that must be achieved for any of the bonus award associated with such criteria to be paid. No bonus will be paid under the Incentive Plan if a minimum earnings per share goal is not achieved.

The maximum bonus award payable to an executive officer for any Plan Year will be $3 million. In addition, the Compensation Committee presently intends to limit bonus awards to 200% of an executive’s Target Award.

V.	Payment Calculations
Each executive officer will have a target bonus award (a “Target Award”) for each Plan Year. Target Awards will be expressed as a percentage of the actual base salary paid to the executive officer during that Plan Year. The percentages will be determined by the Compensation Committee based upon the executive officer’s job level and responsibilities and may vary for different officers and/or business units.

At the end of the Plan Year, the Compensation Committee shall determine the amount, if any, to be paid to each participant based on the extent that the performance goals established for such participant were achieved and shall authorize Staples to pay the participant the amount so determined.

Any bonus checks will be distributed within 90 days following the fiscal year close.

VI.	Plan Administration

A.   Administration
The Incentive Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have broad authority for determining target

Staples, Inc., Executive Officer Incentive Plan
2/14/03

bonuses and selecting performance criteria, as described below; for adopting rules and regulations relating to the Incentive Plan; and for making decisions and interpretations regarding the provisions of the Incentive Plan, the satisfaction of performance criteria and the payment of bonuses under the Incentive Plan.

B.   Employment at Will
This Plan does not create an express or implied contract of employment between Staples and a plan participant. Both Staples and the plan participants retain the right to terminate the employment relationship at any time and for any reason.

C.   Bonus Provisions (Amendments and Termination)
Bonuses are not earned or vested until actual payments are made; Staples, Inc. reserves the right at any time prior to actual payment of bonus awards to amend, terminate and/or discontinue the Plan in whole or in part whenever it is considered necessary.

The Incentive Plan may be amended or terminated by either the Board of Directors or the Compensation Committee, provided that (i) no amendment or termination of the Incentive Plan after the end of a Plan Year may adversely affect the rights of executive officers with respect to their bonus awards for that Plan Year, and (ii) no amendment which would require stockholder approval under Section 162(m) of the Code may be effected without such stockholder approval.

D.   Rights are Non-Assignable
Neither the participant nor any beneficiary nor any other person shall have any right to assign the right to receive payments hereunder, in whole or in part, which payments are non-assignable and non-transferable, whether voluntarily or involuntarily.

E.   Withholding
All required deductions will be withheld from the bonus awards prior to distribution. This includes federal, state or local taxes.

Staples, Inc., Executive Officer Incentive Plan
2/14/03

STAPLES, INC.
AUDIT COMMITTEE CHARTER

A.      Purpose

          The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

    the integrity of the Company’s financial statements;

    the Company’s compliance with legal and regulatory requirements;

    the independent auditor’s qualifications and independence; and

    the performance of the Company’s internal audit function and independent auditors;

           and to prepare the report that SEC rules require be included in the annual proxy statement.

B.       Structure and Membership

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.
2.	Independence. Except as otherwise permitted by the applicable rules of NASDAQ and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules), each member of the Committee shall be “independent” as defined by such rules and Act.

3.	Financial Literacy. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Company’s Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after their appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made, to the extent required, in the Company’s SEC periodic reports), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.
5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any compensation from the Company other than director’s fees.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities
General
The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment.
Oversight of Independent Auditors
1.	Selection. The Audit Committee shall be directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. At least annually, the Audit Committee shall assess the independent auditor’s independence. In connection with this assessment, the Audit Committee shall obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

	3.	Quality-Control Report. At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

  the firm’s internal quality control procedures;

  any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and steps taken to deal with such issues.

4.	Compensation. The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

5.	Pre-approval of Services. The Audit Committee shall pre-approve all auditing services, which may entail providing comfort letters in connection with securities underwritings, and non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act) to be provided to the Company by the independent auditor. The Audit Committee shall cause the Company to disclose in its SEC periodic reports the approval by the Audit Committee of any non-audit services to be performed by the independent auditor.

.

6.	Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

obtain and review the reports required by the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:
	–	critical accounting policies and practices;
–	alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

	–	other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.
review with the independent auditor:
–	audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the auditor’s activities or on access to requested information and significant disagreements with management;

	–	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;
–	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods; and

	–	the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements.
Review of Audited Financial Statements
7.	Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

8.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

9.	Audit Committee Report. The Audit Committee shall prepare for inclusion in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

Review of Other Financial Disclosures
10.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

11.	Earnings Release and Other Financial Information. The Audit Committee shall review and discuss generally the types of information to be disclosed in the Company’s earnings press releases (including any use of “pro forma” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts, rating agencies and others.

12.	Quarterly Financial Statements. The Audit Committee shall discuss with the Company's management and independent auditor the Company's quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Oversight of Internal Audit
13.	Internal Audit Function. The Audit Committee shall coordinate the Board of Director’s oversight of the performance of the Company’s internal audit function. The Audit Committee shall review the activities, organizational structure, qualifications and budget of the Internal Audit function and shall have authority to hire and terminate the head of the Internal Audit function.

14.	Internal Audit Activities. The Audit Committee shall review and approve the annual Internal Audit plan. The Audit Committee shall meet with the head of Internal Audit on a regular basis to receive reports on completed audits including management response, and status of audits in-process and planned. The Audit Committee shall also receive from the head of Internal Audit reports of any material irregularities, fraud or defalcations regarding unauthorized access to Company assets.

Controls and Procedures
15.	Oversight. The Audit Committee shall coordinate the Board of Director’s oversight of the Company’s internal accounting controls and the Company’s disclosure controls and procedures. The Audit Committee shall receive and review the reports of the CEO and

CFO required by Section 302 of the Sarbanes-Oxley Act and Rule 13a-14 of the Exchange Act.
16.	Risk Management. The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

	17.	Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.
18.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

	19.	Evaluation of Financial Management. The Audit Committee shall coordinate with the Compensation Committee the evaluation of the Company’s financial management personnel.
	20.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.
D.	Procedures and Administration
1.

Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to pre-approve audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

	3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.
	4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.
5.	Independent Advisors. The Audit Committee shall have the authority to engage independent legal, accounting and other advisors it deems necessary or appropriate to carry out its responsibilities. Such advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors.

	6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into matters as it shall deems appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.
7.	Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

PROXY

STAPLES, INC.
Proxy for the Annual Meeting of Stockholders to be held
on June 9, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, revoking all prior proxies, hereby appoint(s) Thomas G. Stemberg, John J. Mahoney and Jack A. VanWoerkom, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Staples, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, at 4:00 p.m., local time, and at any adjournment thereof.

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is given in the executed proxy this proxy will be voted for the election of Directors, for Proposal 2 and for Proposal 3. Attendance of the undersigned at the meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or affirmatively indicate the intent to vote in person.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

SEE REVERSE SIDE		SEE REVERSE SIDE

^ FOLD AND DETACH HERE ^

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	|_|
SEE REVERSE SIDE

1. To elect five Class 3 Directors to serve for a three-year term expiring at the 2006 Annual Meeting of Stockholders.
Nominees:	01 Basil L. Anderson, 02 George J. Mitchell, 03 Robert C. Nakasone, 04 Ronald L. Sargent 05 Thomas G. Stemberg

	FOR ALL NOMINEES	|_|	WITHHELD FOR ALL NOMINEES	|_|

For all nominees except as noted above.

		FOR	AGAINST	ABSTAIN
2. To appprove Staples’ Executive Officer Incentive Plan.		|_|	|_|	|_|	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	|_|
		FOR	AGAINST	ABSTAIN
3.	To ratify the selection of Ernst & Young LLP as Staples’ independent auditors for the current fiscal year.	|_|	|_|	|_|

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
	By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.			|_|

Signature	Signature	Date

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, an authorized person should sign.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11PM Eastern Time the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

	OR		OR
Internet http://www.eproxy.com/spls		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at: http://www.staples.com/annual